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                                                                       EXHIBIT 6

                           THE TARGET PORTFOLIO TRUST

                             Distribution Agreement


         Agreement made as of November 9, 1992, between The Target Portfolio Trust, a Delaware business trust (the Trust) and Prudential Securities Incorporated, a Delaware Corporation (the Distributor).

                                   WITNESSETH

         WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the Investment Company Act), as a diversified, open-end, management investment company and it is in the interest of the Trust to offer its shares for sale continuously;

         WHEREAS, the shares of beneficial interest of the Trust are divided into separate series or portfolios (each a Portfolio), each of which is established by resolution of the Trustees of the Trust, and the Trustees may from time to time terminate such Portfolios or establish and terminate additional Portfolios;

         WHEREAS, the Distributor is a broker-dealer registered under the Securities Exchange Act of 1934, as amended, and is engaged in the business of selling shares of registered investment companies either directly or through other broker-dealers; and

         WHEREAS, the Trust and the Distributor wish to enter into an agreement with each other, with respect to the continuous offering of the shares of the Trust and each Portfolio thereof from and after the date hereof in order to promote the growth or the Trust and facilitate the distribution of its shares.

         NOW, THEREFORE, the parties agree as follows:

Section 1.  Appointment of the Distributor

         The Trust hereby appoints the Distributor as the principal underwriter and distributor of the shares of the Trust to sell shares of each Portfolio to the public and the Distributor hereby accepts such appointment and agrees to act hereunder. The Trust hereby agrees during the term of this Agreement to sell shares of the Trust to the Distributor on the terms and conditions set forth below.

Section 2.  Exclusive Nature of Duties

         The Distributor shall be the exclusive representative of the Trust to act as principal underwriter and distributor of the Trust's shares, except that:

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         2.1      The exclusive rights granted to the Distributor to purchase shares from the Trust shall not apply to shares of the Trust issued in connection with the merger or consolidation of any other investment company or personal holding company with the Trust or the acquisition by purchase or otherwise of all (or substantially all) the assets or the outstanding shares of any such company by the Trust.

         2.2 Such exclusive rights shall not apply to shares issued by the Trust pursuant to reinvestment of dividends or capital gains distributions.

         2.3 Such exclusive rights shall not apply to shares issued by the Trust pursuant to any reinstatement privilege afforded redeeming shareholders.

         2.4 Such exclusive rights shall not apply to purchases made through the Trust's transfer and dividend disbursing agent in the manner set forth in the currently effective Prospectus of the Trust. The term "Prospectus" shall mean the Prospectus and Statement of Additional Information included as part of the Trust's Registration Statement, as such Prospectus and Statement of Additional Information may be amended or supplemented from time to time, and the term "Registration Statement" shall mean the Registration Statement filed by the Trust with the Securities and Exchange Commission and effective under the Securities Act of 1933, as amended (Securities Act), and the Investment Company Act, as such Registration Statement is amended from time to time.

Section 3.  Purchase of Shares from the Trust

         3.1 The Distributor shall have the right to buy from the Trust the shares needed, but not more than the shares needed (except for clerical errors in transmission) to fill unconditional orders for shares placed with the Distributor by investors or registered and qualified securities dealers and other financial institutions (selected dealers). The price which the Distributor shall pay for the shares so purchased from the Trust shall be the net asset value, determined as set forth in the Prospectus.

         3.2 The shares are to be resold by the Distributor or selected dealers, as described in Section 6.4 hereof, to investors at the offering price as set forth in the Prospectus.

         3.3 The Trust shall have the right to suspend the sale of its shares at times when redemption is suspended pursuant to the conditions in
Section 4.3 hereof or at such other times as may be determined by the Trustees. The Trust shall also have the right to suspend the sale of its shares if a banking moratorium shall have been declared by federal or New York authorities.

         3.4 The Trust, or any agent of the Trust designated in writing by the Trust, shall be promptly advised of all purchase orders for shares received by the Distributor. Any order may be rejected by the Trust; provided, however, that the Trust will not arbitrarily or without reasonable cause refuse to accept or confirm orders for the purchase of shares. The Trust (or its agent) will


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confirm orders upon their receipt, will make appropriate book entries and upon receipt by the Trust (or its agent) of payment therefor, will deliver deposit receipts for such shares pursuant to the instructions of the Distributor. Payment shall be made to the Trust in New York Clearing House funds or federal funds. The Distributor agrees to cause such payment and such instructions to be delivered promptly to the Trust (or its agent).

Section 4.  Repurchase or Redemption of Shares by the Trust

         4.1 Any of the outstanding shares may be tendered for redemption at any time, and the Trust agrees to repurchase or redeem the shares so tendered in accordance with its Declaration of Trust as amended from time to time, and in accordance with the applicable provisions of the Prospectus. The price to be paid to redeem or repurchase the shares shall be equal to the net asset value determined as set forth in the Prospectus. All payments by the Trust hereunder shall be made in the manner set forth in Section 4.2 below.

         4.2 The Trust shall pay the total amount of the redemption price as defined in the above paragraph pursuant to the instructions of the Distributor on or before the seventh calendar day subsequent to its having received the notice of redemption in proper form. The proceeds of any redemption of shares shall be paid by the Trust to or for the account of the redeeming shareholder, in each case in accordance with applicable provisions of the Prospectus.

         4.3 Redemption of shares or payment may be suspended at times when the New York Stock Exchange is closed for other than customary weekends and holidays, when trading on said Exchange is restricted, when an emergency exists as a result of which disposal by the Trust of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Trust fairly to determine the value of its net assets, or during any other period when the Securities and Exchange Commission, by order, so permits.

Section 5.  Duties of the Trust

         5.1 Subject to the possible suspension of the sale of shares as provided herein, the Trust agrees to sell its shares so long as it has shares available.

         5.2 The Trust shall furnish the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of shares, and this shall include one certified copy, upon request by the Distributor, of all financial statements prepared for the Trust by independent public accountants. The Trust shall make available to the Distributor such number of copies of its Prospectus and annual and interim reports as the Distributor shall reasonably request.

         5.3 The Trust shall take, from time to time, but subject to the necessary approval of the Trustees and the shareholders, all necessary action to fix the number of authorized shares and such steps as may be necessary to register the same under the Securities Act, to the end that there


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will be available for sale such number of shares as the Distributor reasonably may expect to sell. The Trust agrees to file from time to time such amendments, reports and other documents as may be necessary in order that there will be no untrue statement of a material fact in the Registration Statement, or necessary in order that there will be no omission to state a material fact in the Registration Statement which omission would make the statements therein misleading.

         5.4 The Trust shall use its best efforts to qualify and maintain the qualification of any appropriate number of its shares for sale under the securities laws of such states as the Distributor and the Trust may approve; provided that the Trust shall not be required to amend its Declaration of Trust or By-Laws to comply with the laws of any state, to maintain an office in any state, to change the terms of the offering of its shares in any state from the terms set forth in its Registration Statement, to qualify as a foreign corporation in any state or to consent to service of process in any state other than with respect to claims arising out of the offering of its shares. Any such qualification may be withheld, terminated or withdrawn by the Trust at any time in its discretion. As provided in Section 7 hereof, the expense of qualification and maintenance of qualification shall be borne by the Trust. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by the Trust in connection with such qualifications.

         Section  6. Duties of the Distributor

         6.1 The Distributor shall devote reasonable time and effort to effect sales of shares of the Trust, but shall not be obligated to sell any specific number of shares. Sales of the shares shall be on the terms described in the Prospectus. The Distributor may enter into like arrangements with other investment companies.

         6.2 In selling the shares, the Distributor shall use its best efforts in all respects duly to conform with the requirements of all federal and state laws relating to the sale of such securities. Neither the Distributor nor any selected dealer nor any other person is authorized by the Trust to give any information or to make any representations, other than those contained in the Registration Statement or Prospectus and any sales literature approved by appropriate officers of the Trust.

         6.3 The Distributor shall adopt and follow procedures for the confirmation of sales to investors and selected dealers, the collection of amounts payable by investors and selected dealers on such sales and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of the National Association of Securities Dealers, Inc. (NASD).

         6.4 The Distributor shall have the right to enter into selected dealer agreements with registered and qualified securities dealers and other financial institutions of its choice for the sale of shares, provided that the Trust shall approve the forms of such agreements. Within the United States, the Distributor shall offer and sell shares only to such selected dealers as are members in


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good standing of the NASD. Shares sold to selected dealers shall be for resale by such dealers only at the offering price determined as set forth in the Prospectus.

Section 7. The Trust shall bear all costs and expenses of the continuous offering of its shares, including fees and disbursements of its counsel and auditors, in connection with the preparation and filing of any required Registration Statements and/or Prospectuses under the Investment Company Act or the Securities Act, and preparing and mailing annual and periodic reports and proxy materials to shareholders (including but not limited to the expense of setting in type any such Registration Statements, Prospectuses, annual or periodic reports or proxy materials). The Trust shall also bear the cost of expenses of qualification of the shares for sale, and, if necessary or advisable in connection therewith, of qualifying the Trust as a broker or dealer, in such states of the United States or other jurisdictions as shall be selected by the Trust and the Distributor pursuant to Section 5.4 hereof and the cost and expense payable to each such state for continuing qualification therein until the Trust decides to discontinue such qualification pursuant to Section 5.4 hereof.

 Section 8.  Indemnification

         8.1 The Trust agrees to indemnify, defend and hold the Distributor, its officers and directors and any person who controls the Distributor within the meaning of Section 15 of the Securities Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Distributor, its officers, directors or any such controlling person may incur under the Securities Act, or under common law or otherwise, arising out of or based upon any untrue statement of a material fact contained in the Registration Statement or Prospectus or arising out of or based upon any alleged omission to state a material fact required to be stated in either thereof or necessary to make the statements in either thereof not misleading, except insofar as such claims, demands, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing by the Distributor to the Trust for use in the Registration Statement or Prospectus; provided, however, that this indemnity agreement shall not inure to the benefit of any such officer, director, trustee or controlling person unless a court of competent jurisdiction shall determine in a final decision on the merits, that the person to be indemnified was not liable by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations under this Agreement (disabling conduct), or, in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the indemnified person was not liable by reason of disabling conduct, by (a) a vote of a majority of a quorum of directors or trustees who are neither "interested persons" of the Trust as defined in Section 2(a)(19) of the Investment Company Act nor parties to the proceeding, or (b) an independent legal counsel in a written opinion. The Trust's agreement to indemnify the Distributor, its officers and directors and any such controlling person as aforesaid is expressly conditioned upon the Trust's being promptly notified of any action brought against the Distributor, its officers or directors, any such controlling


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person, such notification to be given by letter or telegram addressed to the
Trust at its principal business office. The Trust agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issue and sale of any shares.

         8.2 The Distributor agrees to indemnify, defend and hold the Trust, its officers and Trustees and any person who controls the Trust, if any, within the meaning of Section 15 of the Securities Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending against such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Trust, its officers and Trustees or any such controlling person may incur under the Securities Act or under common law or otherwise, but only to the extent that such liability or expense incurred by the Trust, its Trustees or officers or such controlling person resulting from such claims or demands shall arise out of or be based upon any alleged untrue statement of a material fact contained in information furnished in writing by the Distributor to the Trust for use in the Registration Statement or Prospectus or shall arise out of or be based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement or Prospectus or necessary to make such information not misleading. The Distributor's agreement to indemnify the Trust, its officers and Trustees and any such controlling person as aforesaid, is expressly conditioned upon the Distributor's being promptly notified of any action brought against the Trust, its officers and Trustees or any such controlling person, such notification being given to the Distributor at its principal business office.

Section  9.  Duration and Termination of this Agreement

         9.1 This Agreement shall become effective as of the date first above written and shall remain in force for two years from the date hereof and thereafter, but only so long as such continuance is specifically approved at least annually by (a) the Trustees of the Trust, or by the vote of a majority of the outstanding voting securities of the Trust or a Portfolio thereof, and (b) by the vote of a majority of those Trustees who are not parties to this Agreement or interested persons of any such parties (Independent Trustees), cast in person at a meeting called for the purpose of voting upon such approval.

         9.2 This Agreement may be terminated at any time, without the payment of any penalty, by a majority of the Independent Trustees or by vote of a majority of the outstanding voting securities of the Trust, or by the Distributor, on sixty (60) days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

         9.3 The terms "affiliated person," "assignment," "interested person" and "vote of a majority of the outstanding voting securities", when used in this Agreement, shall have the respective meanings specified in the Investment Company Act.


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Section 10.  Amendments to this Agreement

         This Agreement may be amended by the parties only if such amendment is specifically approved by (a) the Trustees of the Trust, or by the vote of a majority of the outstanding voting securities of the Trust, and (b) by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such amendment.

Section 11.  Governing Law

         The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York as at the time in effect and the applicable provisions of the Investment Company Act. To the extent that the applicable law of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

Section 12.  Liabilities of the Trust

         The Trust is a business trust organized under the Delaware Business Trust Act pursuant to a certificate of trust dated July 29, 1992. The Trust is a series trust and all debts, liabilities, obligations and expenses of a particular Portfolio shall be enforceable only against the assets of that Portfolio and not against the assets of any other Portfolio or of the Trust as a whole. Neither the Trustees, officers, agents or shareholders of the Trust assume any personal liability for obligations entered into on behalf of the Trust (or a Portfolio thereof).

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year above written.

                                         Prudential Securities
                                           Incorporated

                                         By:  /s/ Stephen Fisher
                                            -------------------------
                                                  Stephen Fisher
                                                  Senior Vice President

                                         The Target Portfolio Trust

                                         By:  /s/ Lawrence C. McQuade
                                            -------------------------
                                                  Lawrence C. McQuade
                                                  President


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